Exhibit 99.1

Press Release

INTERACTIVE DATA REPORTS PRELIMINARY THIRD-QUARTER

2008 RESULTS

Strong Organic Expansion Fuels Third-Quarter Revenue Growth of Approximately 7.7%;

Income from Operations Increases Approximately 12.2%;

Company Raises Full-Year 2008 Outlook for Income from Operations and Net Income

BEDFORD, Mass – October 15, 2008 – Interactive Data Corporation (NYSE: IDC) today reported preliminary financial results for the third quarter ended September 30, 2008. Based on its review to date, Interactive Data’s third-quarter 2008 revenue is expected to be approximately $188.6 million, which would represent a 7.7% increase over third-quarter 2007 revenue of $175.0 million. Income from operations is expected to be approximately $53.7 million for the third quarter, which would be 12.2% higher than $47.9 million in the same quarter one year ago. Net income is expected to be approximately $36.7 million, or $0.38 per diluted share, compared with $39.3 million, or $0.40 per diluted share, in the third quarter of 2007.

“We believe that our preliminary third-quarter 2008 results illustrate the stability, resilience and predictability of our business,” stated Stuart Clark, president and chief executive officer. “We expect that our revenue growth of 7.7%, combined with prudent expense management, will produce an increase of approximately 12.2% in income from operations. Our organic revenue growth, which excludes approximately $1.1 million in unfavorable foreign exchange effects and approximately $1.3 million in revenue from the Kler’s business we acquired in August 2008, is expected to be approximately 7.6%. Our organic revenue growth was primarily the result of sustained expansion at our Pricing and Reference Data business, as well as a good performance at our Real-Time Services business. We anticipate that our third-quarter 2008 effective tax rate will be approximately 33.9% versus 21.7% in last year’s third quarter, which was extraordinarily low due to the impact of a number of discrete, one-time items. The difference between the effective quarterly tax rates on our net income performance is more than $6 million. We expect to end the third quarter of 2008 with approximately $239 million in cash, cash equivalents and marketable securities, and no debt.”

Clark continued, “Despite the obvious disruptions that occurred in the market in September, we produced positive net new business in all three months of the quarter at levels that were generally in line with or better than our plans entering the quarter. We believe our continued success in the marketplace reflects the compelling value proposition we deliver to support our customers in mission critical areas such as valuation, risk management, compliance, trading operations and wealth management. We view these areas as either non-discretionary for customers or fundamental to their future growth and success. For these reasons, we also believe we are well positioned to continue servicing our institutional customers involved in recent mergers and acquisitions.”

Clark concluded, “Given the current volatility in the financial markets and in the interest of being as transparent as possible with regard to our financial reporting in these circumstances, we believed it was important to share preliminary results for the third quarter of 2008 as soon as it was practical to do so. With the third quarter behind us, we are on a clear path to either achieve or exceed the revised 2008 financial targets that we issued in July, and we have updated our outlook accordingly. Although we expect that the current environment will bring additional challenges, it is also creating some unique opportunities for us. The planning process for 2009 is underway and our expectation is that we will continue to grow through a combination of organic expansion and acquisitions.”

2008 Outlook

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We have updated our outlook for 2008 from prior guidance that was issued in July 2008. The Company’s updated 2008 outlook now includes the impact of the Kler’s acquisition, which was completed in August 2008.

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2008 revenue growth over 2007 on a percentage basis is expected to be in the range of 8% to 9% versus our most recent expectation of revenue growth in the range of 8% to 10%. The refinement of this guidance primarily reflects the anticipated impact of recent changes in foreign exchange rates.

•	Income from operations is now expected to grow in the range of 14% to 16% over 2007 versus prior guidance that called for income from operations growth in the 11% to 13% range.

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Our 2008 effective tax rate is now expected to be between 35.5% and 36.5%, which includes the estimated impact associated with the recently approved legislation in the United States that extends the R&D tax credit for this year. This compares with the original guidance for our 2008 effective tax rate in the range of 36% to 38%.

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We now anticipate that net income growth in 2008 on a percentage basis will be in the range of 6% to 8% over 2007 compared with our most recent guidance of 2008 net income growth in the range of 3% to 6%.

•	Capital expenditures in 2008 are still expected to be approximately $49 million.

Third-Quarter 2008 Results Date and Related Conference Call Information

Interactive Data Corporation will report its complete third-quarter results as scheduled on Thursday, October 23 before the market opens with a conference call later that same morning at 11:00 a.m. Eastern Time. The dial-in number for the conference call is (706) 679-4631 and the related access code is 66410581. A live webcast of the conference call, along with related slides, will be broadcast on the investor relations section of the Company’s Web site at www.interactivedata.com and through www.streetevents.com. To listen, please register and download audio software at the site at least 15 minutes prior to the call. For those who cannot listen to the live broadcast, a replay of the call will be available from October 23 at 2:00 p.m. until Thursday, November 6, 2008 at 2:00 p.m., and it can be accessed by dialing (706) 645-9291 or (800) 642-1687, using access code 66410581. A replay of the call, the related slides and other financial and statistical information presented on the conference call will also be available on the investor relations section of the Company’s Web site at www.interactivedata.com after the call is completed. The information on the Company’s Web site is not incorporated by reference into this press release.

Forward-looking and Cautionary Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and is subject to the safe-harbor created by such Act and laws. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, potential impact of customer consolidations, future challenges and opportunities created by current market conditions, expectation for continued organic expansion in 2009, as well as our statements appearing under the heading “2008 Outlook.” The final results for the third-quarter of 2008 may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of quarterly financial statements, including final review of transactions and consultation with outside auditors. Our forward-looking statements are also subject to other known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to: (i) the impact of cost-cutting pressures across the industries we serve; (ii) consolidation of financial services companies, both within an industry and across industries; (iii) our ability to maintain our relationships with service bureaus and custodian banks; (iv) the presence of competitors with greater financial resources than ours and their strategic response to our services and offerings; (v) new offerings by competitors or new technologies that could cause our offerings or services to become less competitive or obsolete, or we may not be able to develop new or enhanced services or offerings; (vi) a decline in activity levels in the securities markets; (vii) new legislation or changes in government or quasi-government rules, regulations, directives or standards may reduce demand for our service or increase our expenses; (viii) our ability to maintain relationships with our key suppliers and providers of market data; (ix) the possibility of a prolonged outage or other major unexpected operational difficulty at any of our key facilities; (x) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all; (xi) our ability to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xii) we are subject to regulatory oversight and we provide services to financial institutions that are subject to significant regulatory oversight, and any investigation of us or our customers relating to our services could be expensive, time consuming and harm our reputation; (xiii) certain of our subsidiaries are subject to complex regulations and licensing requirements; (xiv) the risks of doing business internationally; (xv) our ability to attract and retain key personnel; and (xvi) the ability of our majority shareholder to exert influence over our affairs, including the ability to approve or disapprove any corporate actions submitted to a vote of our stockholders; and other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements.

About Interactive Data Corporation

Interactive Data Corporation (NYSE: IDC) is a leading global provider of financial market data, analytics and related services to financial institutions, active traders and individual investors. The Company’s businesses supply real-time market data, time-sensitive pricing, evaluations and reference data for millions of securities traded around the world, including hard-to-value instruments. Many of the world’s best-known financial service and software companies subscribe to the Company’s services in support of their trading, analysis, portfolio management and valuation activities. Through its businesses, Interactive Data Pricing and Reference Data, Interactive Data Real-Time Services, Interactive Data Fixed Income Analytics, and eSignal, the Company has approximately 2,300 employees in offices located throughout North America, Europe, Asia and Australia. The Company is headquartered in Bedford, Mass. Pearson plc (NYSE: PSO; LSE: PSON), an international media company, whose businesses include the Financial Times Group, Pearson Education, and the Penguin Group, is Interactive Data Corporation’s majority stockholder. Interactive Data Corporation is celebrating its 40th anniversary in 2008.

For more information about Interactive Data Corporation and its businesses, please visit www.interactivedata.com.

COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	John Coffey
Director of Investor Relations	Director, Corporate and Marketing Communications
781-687-8306	781-687-8148
andrew.kramer@interactivedata.com	john.coffey@interactivedata.com

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